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                                                              Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002, except for Note 1 and Note 22, as to which the date is March 27, 2002, relating to the financial statements and financial statement schedule of Manufacturers' Services Limited, which appears in Manufacturers' Services Limited's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 11, 2002